WRITTEN CONSENT RESOLUTION BY SHAREHOLDERS

MEDIAMAX TECHNOLOGY CORPORATION

MAY 10, 2006

The undersigned, who are the holders of, or persons duly designated to vote, more than a majority of the outstanding common stock of MediaMax Technology Corporation, a Nevada corporation (“Company”) in accordance with the provisions of N.R.S. 78.320.2 and Article II, Section 15 of the Company’s Bylaws, and in lieu of a meeting of shareholders, do hereby consent to and approve the adoption by the shareholders of the Company of the following resolutions, effective 20 days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all of the shareholders of record as of the 10th day of May, 2006, of a definitive shareholder information statement on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

WHEREAS Article III, Section 2 of the Company’s Bylaws requires that the Company have a minimum of three (3) directors and a maximum of nine (9) directors, and currently the Company has only two (2) directors, it is therefore:

RESOLVED that the number of members of the Company’s Board of Directors is hereby increased to four (4);

IT IS FURTHER RESOLVED that the following two (2) persons are hereby added to the Company’s Board of Directors:

Scott Stoegbauer

William H. Whitmore, Jr.

IT IS FURTHER RESOLVED, that 20 days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all shareholders of record as of the 10th day of May, 2006, of a definitive shareholder information statement covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934, the foregoing resolutions will become effective.

IT IS FURTHER RESOLVED, that any director, officer, and/or shareholder of the Company is herby authorized to file with the United States Securities and Exchange Commission the Company’s preliminary and definitive shareholder information statements covering the foregoing resolutions on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934, and to mail a copy of the definitive shareholder information statement to all shareholders of record as of the 10th day of May, 2006

WAIVER AND CONSENT

Notice of a meeting or meetings to consider the foregoing corporate actions is hereby waived under the provisions of N.R.S 78.320.3 and each of the undersigned, together being the holders of more than a majority of the outstanding common stock of the Company, consents to and approves adoption of the above Resolutions effective 20 days after the filing with the United States Securities and Exchange Commission, and the mailing thereof to all of the shareholders of records as of the 10th day of May, 2006 of a definitive shareholder information statement on Schedule 14C in accordance with Regulation 14C of the Securities and Exchange Act of 1934.

NAME	Ownership % of outstanding Common stock
/s/ Peter H. Jacobs SunnComm International, Inc., 668 N. 44th St., Ste. 248, Phoenix, AZ 85008 38,068,853 common shares of 192,340,992 outstanding	19.79
/s/ John T. Mills JTM Investments LLP, 2213 Midvale Terrace, Henderson, NV 89074 10,195,476 common shares of 192,340,992 outstanding	5.30
/s/ William H. Whitmore, Jr. William H. Whitmore, Jr., 9098 E. Ludlow Dr., Scottsdale, AZ 85260 7,106,000 common shares of 192,340,992 outstanding	3.69
/s/ David L. Kahn David L. Kahn, 3150 W. Fir Ave. # 127, Fresno, CA 93711 5,177,646 common shares of 192,340,992 outstanding	2.69
/s/ W. Grafham William Grafham, 7475 E. Gainey Ranch Rd. #21, Scottsdale, AZ 85258 5,500,000 common shares of 192,340,992 outstanding	2.86
/s/ Vince Monaco AM Management Group, Inc., 25 Corn Flower, Cot de Caza, CA92679 5,000,000 common shares of 192,340,992 outstanding	2.60
/s/ Robert Atwell Corporate Solutions, 100 E. San Marcos Blvd., San Marcos, CA. 92069 5,000,000 common shares of 192,340,992 outstanding	2.60
/s/ Peter H. Jacobs PJKS Trust, 668 N. 44th St., Ste. 248, Phoenix, AZ 85008 5,000,000 common shares of 192,340,992 outstanding	2.60
/s/ Wade P. Carrigan Wade P. Carrigan, P.O. Box 1908, Gilbert, AZ 85299 6,131,048 common shares of 192,340,992 outstanding	3.19
/s/ Alex Gassiot Alex Gassiot, 3710 Clover Way, Reno, NV 89509 3,166,855 common shares of 192,340,992 outstanding	1.65
/s/ Rosemary K. Mills /s/ Thomas B. Mills Mills Living Trust, 3085 Monroe St., Carlsbad, CA 92008 1,513,595 common shares of 192,340,992 outstanding	.79
/s/ George H. Fancher, Jr. George H Fancher, Jr., 10801 Broadway, St. 720, Denver, CO 80202 1,067,320 common shares of 192,340,992 outstanding	.55
/s/ Corey McCabe /s/ Aileena McCabe Corey and Aileena McCabe, 4826 Las Tunas Dr., Riverside, CA 92504 564,668 common shares of 192,340,992 outstanding	.30
/s/ Peter H. Jacobs Peter Jacobs, 668 N. 44th St., Ste. 248, Phoenix, AZ 85008 811,782 common shares of 192,340,992 outstanding	.42
/s/ Evan Kretz Evan Kretz, PO Box 614, Nassau, NY 12123 700,000 common shares of 192,340,992 outstanding	.36
/s/ Kenneth Dodd Tradewinds Venture Capital Services, PO Box 2027, Port Orchard, WA 98366 600,000 common shares of 192,340,992 outstanding	.31
/s/ Peter H. Jacobs Project 1000, Inc., 668 N. 44th St., Ste. 248, Phoenix, AZ 85008 566,667 common shares of 192,340,992 outstanding	.29
/s/ Michael Portantino Michael Portantino, 3453 Cromwell Pl., San Diego, CA 92116 500,000 common shares of 192,340,992 outstanding	.26
/s/ Joan B. Gassiot by Alex Gassiot Joan B. Gassiot, TTEE, 4050 Bitter Creek Ct, Reno, NV 89509 Alex G. Gassiot Attny in fact 444,858 shares common shares of 192,340,992 outstanding	.23
/s/ Alfred Gassiot Alfred Gassiot, P.O. Box 29, Vinton, Ca. 96135 432,697 common shares of 192,340,992 outstanding	.22
/s/ R. Michael Runnels R Michael Runnels, 29080 Fruitvale Ln., Valley Center, CA 92082 515,000 common shares of 192,340,992 outstanding	.27
/s/ Peter H. Jacobs 10th Planet Partners Limited, 668 N. 44th St., Ste. 248, Phoenix, AZ 85008 286,435 common shares of 192,340,992 outstanding	.15
/s/ Marvin Roberts Roberts Enterprises, Inc., PO Box 2192, Sacaton, AZ 85247 220,225 common shares of 192,340,992 outstanding	.11
/s/ Mario Iacoviello Hyper-rock Enterprises, LP, 6349 E. Redbird Rd., Scottsdale, AZ 85262 386,424 common shares of 192,340,992 outstanding	.20
/s/ L. Weissbach - CFO Tedson Company, LTD, 348 E. Olive Ave. #F, Burbank, CA 91502 140,000 common shares of 192,340,992 outstanding	.07
/s/ John T. Mills John T. Mills, 2213 Midvale Terrace, Henderson, NV 89074 108,802 common shares of 192,340,992 outstanding	.06
/s/ David J. Barish David J Barish, 14505 NE Richard Ln., Newberg, OR 97132 108,584 common shares of 192,340,992 outstanding	.06
/s/ David J. Barish David J Barish, 14505 NE Richard Ln., Newberg, OR 97132 72,660 common shares of 192,340,992 outstanding	.04
/s/ Robert Atwell Robert Atwell, 100 E. San Marcos Blvd., San Marcos, CA. 92069 100,000 common shares of 192,340,992 outstanding	.05
TOTAL	51.71